UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

SureWest Communications

(Exact name of registrant as specified in its charter)

California	000-29660	68-0365195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8150 Industrial Avenue, Roseville, California	95678
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (916) 772-2000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of SureWest Communications was held on May 19, 2010.  Shareholders representing 11,021,095 shares, or 76.7%, of the common shares outstanding as of the March 22, 2010 record date were present in person or represented at the meeting by proxy.  The matters voted upon at the meeting, and the number of votes cast for, against or withheld, as well as the number of abstention and broker non-votes, as applicable, are set forth below:

(a)            Election of Board of Directors;

The seven nominees to serve as directors, which constituted the entire Board of Directors as of the meeting date, were all reelected to serve as directors by the following votes:

	Votes		Broker Non-Votes
Director	For	Withheld	and Abstentions
Kirk C. Doyle	7,970,858	911,227	5,483,747
Guy R. Gibson	7,755,610	1,126,475	5,483,747
Robert D. Kittredge	7,755,098	1,126,987	5,483,747
Steven C. Oldham	7,750,958	1,131,127	5,483,747
John R. Roberts III	7,779,491	1,102,594	5,483,747
Timothy D. Taron	7,764,085	1,118,000	5,483,747
Roger J. Valine	7,744,030	1,138,055	5,483,747

(b)           The ratification of the appointment of Ernst and Young LLP as our independent registered public accounting firm for 2010.

Votes For	Votes Against	Abstentions	Non-Votes
10,413,164	441,732	166,199	3,344,737

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUREWEST COMMUNICATIONS
(Registrant)

By:	/s/ Dan T. Bessey
Dan T. Bessey
Vice President and Chief Financial Officer

Date:  May 21, 2010